Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated February 20, 2013, except Note 11, as to which the date is March 26, 2013, in the Registration Statement Amendment No. 1 on Form S-1 and the related Prospectus of Ambit Biosciences Corporation.

/s/ Ernst & Young LLP

San Diego, California

March 26, 2013